UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010 (July 30, 2010)

RURBAN FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

(419) 783-8950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2010, Rurban Financial Corp. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) and a Second Amended and Restated Change of Control Agreement (the “Amended Change of Control Agreement) with Mark A. Klein, its President and Chief Executive Officer.

Employment Agreement

    The Employment Agreement is effective July 30, 2010 (the “Effective Date”) and continues until the third anniversary of the Effective Date, unless earlier terminated in accordance with its terms.  Following the first anniversary of the Effective Date, and on each anniversary thereafter, the Employment Agreement will automatically renew for an additional one-year period unless either party gives one hundred and eighty (180) days prior written notice of its intent not to renew the term.

Under the terms of the Employment Agreement, Mr. Klein will:

•	receive an annual base salary of $219,000, which amount may be increased from time to time by the Company’s Board of Directors (the “Board”);

•	be eligible to receive an incentive bonus payment in an amount and payable at such time or times as determined by the Board;

•	be entitled to participate in all benefit plans of the Company that are available to actively employed and similarly situated employees of the Company;

•
be reimbursed for all reasonable travel, industry, entertainment, and out-of-pocket and miscellaneous expenses incurred in connection with the performance of business activities on behalf of the Company;

•	be entitled to continue use of any vehicle provided by the Company as of the Effective Date and be entitled to a replacement vehicle or vehicle allowance if determined by the Board; and

•	be covered by any liability insurance policy that the Company elects to carry from time to time covering directors and officers.

Upon (a) the expiration of the term, (b) Mr. Klein’s voluntarily termination of employment, (c) Mr. Klein’s termination for “cause”, or (d) Mr. Klein’s death or disability, Mr. Klein, or, if applicable, Mr. Klein’s estate or beneficiaries, will receive any base salary that is accrued but unpaid and any business expenses that are unreimbursed as of such date.

    For purposes of the Employment Agreement, the Company will have “cause” to terminate Mr. Klein’s employment due to Mr. Klein’s: (a) willful failure to substantially perform his duties (other than as a result of disability or death) unless cured within twenty (20) days after notice from the Company; (b) willful engagement in misconduct injurious to the Company; (c) dishonesty, insubordination, or gross negligence in the performance of his duties; (d) breach of fiduciary duty involving personal profit; (e) violation of any law, rule or regulation governing issuers of publicly traded securities or banks or bank officers or any regulatory enforcement actions issued by a regulatory authority against him; (f) conduct which brings public discredit to the Company, unless cured within twenty (20) days after notice by the Company; (g) conviction of or plea of guilty or nolo contendere to a felony or a crime originally charged as a felony and reduced to a misdemeanor as a result of a plea bargain, crime of falsehood, or crime involving moral turpitude, or actual incarceration for a period of twenty (20) consecutive days or more; (h) actions affecting any of the Company’s employees, customers, business associates, contractors or visitors that an independent third party decides constitutes unlawful discrimination or harassment or violation of the Company’s policy concerning discrimination or harassment; (i) theft or abuse of the Company’s property or the property of the Company’s customers, employees, contractors, vendors or business associates; (j) removal at the direction or recommendation of a state or federal bank regulatory authority; (k) willful failure to follow the good faith, lawful instructions of the Board with regard to its operations, unless such failure is cured within twenty (20) days after notice of the failure is given; (l) material breach of any contract or agreement entered into with the Company, unless such breach is cured  within twenty (20) days after notice of the breach is given; and (m) unauthorized disclosure of the trade secrets of any confidential information of the Company, its affiliates, trade partners or vendors.

The Employment Agreement provides for additional severance benefits in the event that Mr. Klein’s employment is terminated by the Company without cause or by him for “good reason.”   In such event, Mr. Klein will be entitled to continue to receive his base salary for a period of two (2) years after termination, and will also be entitled to continue his participation in all Company health, dental and vision plans for twelve (12) months.

For purposes of the Employment Agreement, Mr. Klein will have “good reason” to terminate his employment with the Company if:  (a) he is assigned duties and responsibilities inconsistent with his status as Chief Executive Officer, unless he has been promoted to a more senior position and been assigned substantive duties associated with that position; (b) he is required to move his office more than fifty (50) miles from the Company’s principal executive office; (c) his base salary is reduced, other than as a result of a national financial depression or national or bank emergency when such reduction has been implemented for the Company’s senior management; (d) he is required to report to a corporate officer or employee instead of reporting to the Board; (e) the Company fails to obtain the assumption of the Employment Agreement by a successor; or (f) the Company materially breaches the Employment Agreement or unsuccessfully attempts to terminate him for “cause.”

            If, within six (6) months following Mr. Klein’s termination, the Company later discovers that cause existed to terminate his employment, Mr. Klein will forfeit any right to severance benefits and will be required to repay any previous payments of severance benefits if requested by the Board.   In addition, if the Company is required to prepare an accounting restatement due to material non-compliance as a result of Mr. Klein’s misconduct, Mr. Klein will reimburse the Company for all incentive compensation received during the twelve (12) month period preceding the date of restatement.

Mr. Klein’s rights in the event of a change of control of the Company are determined exclusively under the Change of Control Agreement.

During Mr. Klein’s employment with the Company and for a period of twelve (12) months following his termination, Mr. Klein may not (a) directly or indirectly, engage in any activity carried on by the Company or an affiliate within fifty (50) miles of the Company’s principal place of business or office maintained by an affiliate, (b) solicit, on behalf of himself or any other person or entity that competes with the Company or any current or future affiliate, any customer, or referral source, (c) interfere with any contractual relationship between the Company and any affiliate and any customer or referral source, or (d) induce any person who is an employee, officer or agent of the Company or affiliate on the date of termination or who was an employee, officer or agent of the Company or an affiliate during any of the twelve (12) months preceding the date of termination, to terminate such relationship.  In addition, following his termination, Mr. Klein will (i) not communicate or divulge any non-public information, knowledge or data relating to the Company and its business to any other person or entity, (ii) assign all intellectual property to the Company, (iii) return all Company property to the Company, and (iv) cooperate with and assist the Company in any matter following his termination, if requested. Finally, neither Mr. Klein nor the Company will disparage the other following his termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amended Change of Control Agreement

    The Company and Mr. Klein entered into the Amended Change of Control Agreement effective July 30, 2010, for the purpose of:  (a) reflecting Mr. Klein’s new position as President and Chief Executive Officer of the Company; (b) amending the definition of “Good Reason” to make it consistent with Mr. Klein’s Employment Agreement; (c) increasing the amount of severance payable under the Amended Change of Control Agreement from 2.0 times Mr. Klein’s “Annual Direct Salary” (as defined in the Amended Change in Control Agreement) to 2.99 times Mr. Klein’s Annual Direct Salary; (d) increasing the period during which Mr. Klein will be eligible to continue participating in the Company’s welfare benefit plans following his termination from two (2) years to three (3) years; and (e) removing the Company’s subsidiary, The State Bank and Trust Company, as a party to the Amended Change of Control Agreement.

The foregoing description of the Amended Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Change of Control Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(a) -- (c)  Not applicable.

(d)  Exhibits.

10.1	Employment Agreement, dated July 30, 2010, between Rurban Financial Corp. and Mark A. Klein

10.2	Second Amended and Restated Change of Control Agreement, dated July 30, 2010, between Rurban Financial Corp. and Mark A. Klein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: August 5, 2010	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated August 5, 2010

Rurban Financial Corp.

Exhibit No.	Description
10.1	Employment Agreement, dated July 30, 2010, between Rurban Financial Corp. and Mark A. Klein

10.2	Second Amended and Restated Change of Control Agreement, dated July 30, 2010, between Rurban Financial Corp. and Mark A. Klein